Exhibit 5.1

KELLEY DRYE & WARREN LLP 101 Park Avenue New York, NY 10178

July 16, 2020

The Board of Directors of

Cinedigm Corp.

237 West 35th Street, Suite 605

New York, NY 10001

Ladies and Gentlemen:

We have acted as special counsel to Cinedigm Corp., a Delaware corporation (the "Company"), in connection with the offering by the Company of 7,213,334 shares of its Class A Common Stock, par value $0.001 per share (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-239710) (the "Registration Statement") filed with the Securities and Exchange Commission ( the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and declared effective on July 10, 2020, as supplemented by the prospectus supplement relating to the Shares filed or to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplements”). As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

We have examined the Fifth Amended and Restated Certificate of Incorporation and By-Laws of the Company, each as amended and restated through the date hereof; records of corporate proceedings of the Company, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto, in the form filed with the Commission; the Prospectus Supplement as filed with the Commission; and such matters of law deemed necessary by us in order to deliver this opinion. We have assumed, without independently verifying or having any duty to verify, that all documents mentioned herein have been duly authorized, executed and delivered by all parties thereto (other than the Company) and are enforceable, and that there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of any of the documents referred to herein. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares are duly authorized and, when the Shares are issued, paid for and delivered in accordance with the applicable purchase agreement, the Shares will be validly issued, fully paid and non-assessable.

KELLEY DRYE & WARREN LLP

The Board of Directors of

Cinedigm Corp.

July 16, 2020

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

Very truly yours,

/s/ Kelley Drye & Warren LLP

KELLEY DRYE & WARREN LLP